UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 18, 2008

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2008, Gordon A. Ulsh, President and Chief Executive Officer of Exide Technologies (the "Company"), Francis M. Corby, Jr., Executive Vice President and Chief Financial Officer of the Company, Edward J. O’Leary, Executive Vice President and Chief Operating Officer of the Company, Mitchell S. Bregman, President – Industrial Energy Americas, and Phillip A. Damaska, Senior Vice President and Corporate Controller of the Company, each entered into an agreement with the Company to amend the exercise prices of certain eligible stock options. The exercise prices of these eligible options were based on a formula set forth in the Company’s outstanding warrant agreement, which provides for an exercise price per share equal to the 10-day trailing average closing price per share of the Company’s common stock on The NASDAQ Global Market ("NASDAQ") prior to the date of grant. As a result, the exercise prices for these eligible options were less than the closing sale price per share of the Company’s common stock on NASDAQ on the dates of grant. Pursuant to these amendment agreements, the exercise price per share of each of these eligible options will increase to the closing sale price per share of the Company’s common stock on NASDAQ on the date of grant of that eligible option. As a result of these amendments, certain adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended, may be avoided.

In exchange for these executive officers agreeing to increase the exercise prices of the eligible options, the Company will make a special cash payment to each executive officer with respect to each eligible option that is amended in an amount determined by multiplying (1) the amount by which the amended exercise price exceeds the original exercise price for that eligible option by (2) the number of shares of the Company’s common stock subject to that eligible option. The cash payment will be paid (1) on the first regular payroll date after January 1, 2009 with respect to any portion of the eligible options that has vested as of December 31, 2008 and (2) on the last business day of the quarter in which any portion of the eligible options vests after December 31, 2008. With respect to any portion of an eligible option that has not vested as of the date of the amendment, the executive officer must remain employed by the Company on the date each portion of his eligible option vests to receive the cash payment payable with respect to that portion of the eligible option.

The foregoing summary of the amendments to the stock option award agreements is qualified in its entirety by reference to the full text of these agreements, copies of which are filed as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K and are hereby incorporated herein by reference thereto.

Item 9.01 Financial Statements and Exhibits.

10.1 Amendment to Stock Option Award Agreement between Exide Technologies and Gordon A. Ulsh, dated February 18, 2008

10.2 Amendment to Stock Option Award Agreement between Exide Technologies and Francis M. Corby, Jr., dated February 18, 2008

10.3 Amendment to Stock Option Award Agreement between Exide Technologies and Edward J. O'Leary, dated February 18, 2008

10.4 Amendment to Stock Option Award Agreement between Exide Technologies and Mitchell S. Bregman, dated February 18, 2008

10.5 Amendment to Stock Option Award Agreement between Exide Technologies and Phillip A. Damaska, dated February 18, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

February 20, 2008	By:	Francis M. Corby, Jr.

Name: Francis M. Corby, Jr.
Title: Executive Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Stock Option Award Agreement between Exide Technologies and Gordon A. Ulsh, dated February 18, 2008
10.2	Amendment to Stock Option Award Agreement between Exide Technologies and Francis M. Corby, Jr., dated February 18, 2008
10.3	Amendment to Stock Option Award Agreement between Exide Technologies and Edward J. O'Leary, dated February 18, 2008
10.4	10.1 Amendment to Stock Option Award Agreement between Exide Technologies and Mitchell S. Bregman, dated February 18, 2008
10.5	Amendment to Stock Option Award Agreement between Exide Technologies and Phillip A. Damaska, dated February 18, 2008